Exhibit 10.37

FOURTH AMENDMENT TO THE LOAN AND SECURITY AGREEMENT
THIS FOURTH AMENDMENT TO THE LOAN AND SECURITY AGREEMENT (this “Amendment”) is made effective as of November 5, 2018 (the “Fourth Amendment Date”) by and among OXFORD FINANCE LLC, a Delaware limited liability company with an office located at 133 North Fairfax Street, Alexandria, Virginia 22314 (in its individual capacity, “Oxford”; and in its capacity as Collateral Agent, “Collateral Agent”), the Lenders listed on Schedule 1.1 of the Loan Agreement (as defined below) from time to time including Oxford in its capacity as a Lender (each a “Lender” and collectively, the “Lenders”) and REGULUS THERAPEUTICS INC., a Delaware corporation with offices located at 10614 Science Center Dr., San Diego, California 92121 (“Borrower”).
WHEREAS, Collateral Agent, Borrower and Lenders party thereto from time to time have entered into that certain Loan and Security Agreement, dated as of June 17, 2016 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), pursuant to which Lenders have provided to Borrower certain loans in accordance with the terms and conditions thereof;
WHEREAS, Borrower anticipates entering into a certain First Amendment to Second Amended and Restated Collaboration and License Agreement between Sanofi S.A. (“Licensee”) and Borrower, on or about November 5, 2018, the form of which is attached hereto as Exhibit A (the “License Amendment”), which will amend that certain Second Amended and Restated Collaboration and License Agreement between Licensee and Borrower, dated February 4, 2014 (the “Sanofi License Agreement”);
WHEREAS, Borrower has requested that Collateral Agent and Lenders consent to certain licenses and Transfers by Borrower to Licensee, in each case pursuant to the Sanofi License Agreement as amended by the License Amendment, as described in Section 2 hereof, to the extent that such consent may be required pursuant to Section 7.1 and Section 7.5 of the Loan Agreement;
WHEREAS, Collateral Agent and Lenders have agreed to grant such consent as set forth in that certain Consent and Non-Disturbance Agreement, dated as of the date hereof, made by Borrower and Collateral Agent (the “Consent and Non-Disturbance Agreement”); and
WHEREAS, Borrower, Lenders and Collateral Agent desire to amend certain provisions of the Loan Agreement as provided herein and subject to the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the promises, covenants and agreements contained herein, and other good and valuable consideration, including, without limitation, the granting of the Consent by Collateral Agent and Lenders, the receipt and adequacy of which are hereby acknowledged, Borrower, Lenders and Collateral Agent hereby agree as follows:

1.	Capitalized terms used herein but not otherwise defined shall have the respective meanings given to them in the Loan Agreement.

2.
Upon this Amendment becoming effective, Collateral Agent hereby automatically releases it Liens in the Mir-21 Assigned Assets and shall cooperate with Borrower, solely at the expense of Borrower, to file and prepare all necessary UCC amendments, Intellectual Property Security Agreement amendments. terminations and Intellectual Property releases to be filed.

3.	Section 2.2(d)(ii) of the Loan Agreement is hereby amended and restated in its entirety as follows:

(ii) Notwithstanding anything herein to the contrary, Borrower shall also have the option to prepay part of Term Loans advanced by the Lenders under this Agreement provided Borrower (A) provides written notice to Collateral Agent of its election to prepay the Term Loans at least ten (10) days prior to such prepayment, and (B) pays to the Lenders on the date of such prepayment, payable to each Lender in accordance with its respective Pro Rata Share, an amount equal to the sum of (1) the portion of outstanding principal of such Term Loans plus all accrued and unpaid interest thereon through the prepayment date, (2) the applicable Final Payment, (3) all other Obligations that are then due and payable, including Lenders’ Expenses and interest at the Default Rate with respect to any past due amounts and (4) the applicable Prepayment Fee with respect to the portion of such Term Loans being prepaid. For the purposes of clarity, any partial prepayment shall be applied pro-rata to all outstanding amounts under each Term Loan, and shall be applied pro-rata within each Term Loan tranche to reduce amortization payments under Section 2.2(b) on a pro-rata basis.

4.	A new Section 2.2(d)(iii) of the Loan Agreement is hereby added as follows:

Furthermore, notwithstanding anything herein to the contrary commencing upon the execution of the License Amendment, Borrower shall (1) prepay part of Term Loans advanced by the Lenders under this Agreement with twenty five percent (25.00%) of the License Amendment Payments received by Borrower (the “Sanofi License Prepayments”) within five (5) Business Days after receipt of such License Amendment Payment (or installment thereof), (2) pay the applicable Prepayment Fee with respect to such Sanofi License Prepayments (or installment thereof) and (3) pay the applicable Final Payment that relates to such Sanofi License Prepayments (or installment thereof). “License Amendment Payments” shall mean all cash net proceeds received by Borrower pursuant to (i) Paragraph 6.1 of the License Amendment consisting of an upfront payment payable in two installments, (ii) Section 6.2 of the License Amendment consisting of a milestone payment in the amount of $10,000,000 payable upon achievement of the First Milestone Event (as defined in the License Amendment), and (iii) Section 5.5 of the License Amendment relating to the transfer of the Mir-21 Fibrosis POC Program-specific materials identified in Schedule 5.5 to the License Amendment. For the purposes of clarity, any partial prepayment shall be applied pro-rata to all outstanding amounts under each Term Loan, and shall be applied pro-rata within each Term Loan tranche to reduce amortization payments under Section 2.2(b) on a pro-rata basis.

5.	The following new Section 7.12 is hereby added to the Loan Agreement:

7.12    Cash Covenant. Fail to maintain at all times cash in a Collateral Account subject to a Control Agreement in favor of Collateral Agent, an amount equal to at least the Minimum Cash Balance.

6.	Section 13.1 of the Loan Agreement is hereby amended by adding the following definitions thereto in alphabetical order:

“Capital Event” means the receipt by Borrower on or after the Fourth Amendment Date of unrestricted net cash proceeds of not less than Fifteen Million Dollars ($15,000,000.00) from (i) the issuance and sale by Borrower of its unsecured subordinated convertible debt and/or equity securities and/or (ii) “up front” or milestone payments in connection with a joint venture, collaboration or other partnering transaction other than pursuant to the Sanofi License Agreement.

“Consent and Non-Disturbance Agreement” is that certain Consent and Non-Disturbance Agreement, dated as of the date hereof, made by Borrower and Collateral Agent.

“Collateral Assignment Agreement” is that certain Collateral Assignment Agreement, between Collateral Agent and Borrower, dated as of the Fourth Amendment Date, regarding the collateral assignment of Borrower’s interest in the Sanofi License Agreement.

“Fourth Amendment Date” means November 5, 2018.

“License Amendment” is that certain First Amendment to Second Amended and Restated Collaboration and License Agreement, dated November 5, 2018, entered into by and between Borrower and Sanofi S.A.

“Minimum Cash Balance” is (i) Ten Million Dollars ($10,000,000.00) if the Capital Event has not occurred, and (ii) Five Million Dollars ($5,000,000.00) if the Capital Event has occurred.

“MIR-21 Assigned Assets” is defined in the Consent and Non-Disturbance Agreement, including without limitation all property required to be delivered to Sanofi under Article 5 of the License Amendment, such as the Mir-21 Product Specific Patents, the RG-012 Regulatory Materials, the Max-Planck Agreement and Wurzburg Agreement, the Mir-21 Fibrosis POC Program-specific materials identified in Schedule 5.5 to the License Amendment, the Domain name alportstudy.com, and the Assigned Mir-21 Contracts (each as defined in the License Amendment).

“Sanofi License Agreement” is that certain Second Amended and Restated Collaboration and License Agreement between Sanofi S.A. and Borrower, dated February 4, 2014, as amended from time to in accordance with the terms of this Agreement.

“Sanofi License Prepayments” is defined in Section 2.2(d)(iii).

7.
Section 13.1 of the Loan Agreement is hereby further amended by deleting therefrom the definitions of “Cash Out Date,” “Cash Out Principal Loan Balance,” “Operative Monthly Cash Burn,” “Past Actual Monthly Cash Burn,” “Projected Monthly Cash Burn” and “Projected Trailing Monthly Cash Burn.”

8.	Section 13.1 of the Loan Agreement is hereby further amended by amending and restating the following definition therein as follows:

“Final Payment” is a payment (in addition to and not a substitution for the regular monthly payments of principal plus accrued interest) due on the earliest to occur of (a) the Maturity Date, or (b) the acceleration of any Term Loan, or (c) the prepayment of a Term Loan pursuant to Section 2.2(c) or Section 2.2(d), equal to the original principal amount of such Term Loan multiplied by the Final Payment Percentage, payable to Lenders in accordance with their respective Pro Rata Shares. For the avoidance of doubt, the calculation of any Final Payment due on the maturity date or upon acceleration shall not include the principal amount prepaid in accordance with Section 2.2(d)(ii) or Section 2.2(d)(iii) if a Final Payment based on such principal amount prepaid was made at the time of such prepayment.

9.	Section 13.1 of the Loan Agreement is hereby amended by amending and restating the following definition therein as follows:

“Loan Documents” are, collectively, this Agreement, the Perfection Certificates, each Compliance
Certificate, the Consent and Non-Disturbance Agreement, each Disbursement Letter, the Collateral Assignment Agreement, the IP Agreement, any subordination agreements, any note, or notes or guaranties executed by Borrower or any other Person, and any other present or future agreement entered into by Borrower, any Guarantor or any other Person for the benefit of the Lenders and Collateral Agent in connection with this Agreement; all as amended, restated, or otherwise modified.

10.	The form of Exhibit A to the Loan Agreement is hereby amended and restated as set forth on Exhibit B attached hereto.

11.	The form of the Compliance Certificate (Exhibit C to the Loan Agreement) is hereby amended and restated as set forth on Exhibit C attached hereto.

12.	Limitation of Amendment.

a.
The amendments and consents set forth above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right, remedy or obligation which Lenders or Borrower may now have or may have in the future under or in connection with any Loan Document, as amended hereby.

b.
This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

13.	To induce Collateral Agent and Lenders to enter into this Amendment, Borrower hereby represents and warrants to Collateral Agent and Lenders as follows:

a.
Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

b.	Borrower has the power and due authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

c.
The organizational documents of Borrower delivered to Collateral Agent on the Effective Date, and updated pursuant to subsequent deliveries by the Borrower to the Collateral Agent, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

d.
The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (i) any law or regulation binding on or affecting Borrower, (ii) any contractual restriction with a Person binding on Borrower, (iii) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (iv) the organizational documents of Borrower;

e.
The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made;

f.
This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights;

g.	Without limiting any provision of the Loan Agreement, Borrower hereby acknowledges that Collateral includes the Sanofi License Agreement; and

h.
The Borrower hereby remises, releases, acquits, satisfies and forever discharges the Lenders and Collateral Agent, their agents, employees, officers, directors, predecessors, attorneys and all others acting or purporting to act on behalf of or at the direction of the Lenders and Collateral Agent (“Releasees”), of and from any and all manner of actions, causes of action, suit, debts, accounts, covenants, contracts, controversies, agreements, variances, damages, judgments, claims and demands whatsoever, in law or in equity, which any of such parties ever had, now has or, to the extent arising from or in connection with any act, omission or state of facts taken or existing on or prior to the date hereof, may have after the date hereof against the Releasees, for, upon or by reason of any matter, cause or thing whatsoever relating to or arising out of the Loan Agreement or the other Loan Documents on or prior to the date hereof through the date hereof. Without limiting the generality of the foregoing, the Borrower waives and affirmatively agrees not to allege or otherwise pursue any defenses, affirmative defenses, counterclaims, claims, causes of action, setoffs or other rights they do, shall or may have as of the date hereof, including the rights to contest: (a) the right of Collateral Agent and each Lender to exercise its rights and remedies described in the Loan Documents; (b) any provision of this Amendment or the Loan Documents; or (c) any conduct of the Lenders or other Releasees relating to or arising out of the Loan Agreement or the other Loan Documents on or prior to the date hereof.

14.
Except as expressly set forth herein, the Loan Agreement shall continue in full force and effect without alteration or amendment. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.

15.
Borrower agrees to promptly pay (but in no event in less than 5 Business Days of invoice date) all unpaid Lenders’ Expenses incurred through the date hereof, which may be debited (or ACH’d) from any of Borrower’s accounts.

16.
This Amendment shall be deemed effective as of the Fourth Amendment Date upon (a) the due execution and delivery to Collateral Agent of this Amendment by each party hereto, (b) the delivery by Borrower to Collateral Agent of a fully executed copy of the License Amendment and (c) the due execution and delivery to Collateral Agent of the Collateral Assignment Agreement by each party thereto.

17.	This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one and the same instrument.

18.	This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of California.

[Balance of Page Intentionally Left Blank - Signature Pages to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to Loan and Security Agreement to be executed as of the date first set forth above.

BORROWER:
REGULUS THERAPEUTICS INC.

By /s/ Joseph P. Hagan
Name: Joseph P. Hagan
Title: President & CEO

COLLATERAL AGENT AND LENDER:
OXFORD FINANCE LLC

By /s/ Colette H. Featherly
Name: Colette H. Featherly
Title: Senior Vice President

EXHIBIT A

License Amendment

License Amendment (incorporated by reference to Exhibit 10.38 to the Borrower’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 18, 2019).

EXHIBIT B

Amendment and Restatement of Exhibit A to Loan Agreement

Description of Collateral
The Collateral consists of all of Borrower’s right, title and interest in and to the following personal property:
All goods, Accounts (including health‑care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles (including all Intellectual Property), commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts and other Collateral Accounts, all certificates of deposit, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and
All Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.
Notwithstanding the foregoing, the Collateral does not include (i) more than 65% of the total combined voting power of all classes of stock entitled to vote the shares of capital stock (the “Shares”) of any Foreign Subsidiary, if Borrower demonstrates to Collateral Agent’s reasonable satisfaction that a pledge of more than sixty five percent (65%) of the Shares of such Subsidiary creates a present and existing adverse tax consequence to Borrower under the U.S. Internal Revenue Code; (ii) any intent to use trademarks, (iii) the Mir-21 Assigned Assets, and (iv) any license or contract, in each case if the granting of a Lien in such license or contract is prohibited by or would constitute a default under the agreement governing such license or contract (but (A) only to the extent such prohibition is enforceable under applicable law and (B) other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-408 or 9-409 (or any other Section) of Division 9 of the Code); provided that upon the termination, lapsing or expiration of any such prohibition, such license or contract, as applicable, shall automatically be subject to the security interest granted in favor of Collateral Agent hereunder and become part of the “Collateral.”

EXHIBIT C

Amendment and Restatement of Exhibit C to Loan Agreement

Compliance Certificate

TO:	OXFORD FINANCE LLC, as Collateral Agent and Lender
FROM:	REGULUS THERAPEUTICS INC.

The undersigned authorized officer (“Officer”) of REGULUS THERAPEUTICS INC. (“Borrower”), hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement by and among Borrower, Collateral Agent, and the Lenders from time to time party thereto (the “Loan Agreement;” capitalized terms used but not otherwise defined herein shall have the meanings given them in the Loan Agreement),
(a)    Borrower is in complete compliance for the period ending _______________ with all required covenants in the Loan Agreement except as noted below;
(b)    There are no Events of Default, except as noted below;
(c)    Except as noted below, all representations and warranties of Borrower stated in the Loan Documents are true and correct in all material respects on this date and for the period described in (a), above; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date.
(d)    Borrower, and each of Borrower’s Subsidiaries, has timely filed all required tax returns and reports or extensions therefor, Borrower, and each of Borrower’s Subsidiaries, has timely paid all foreign, federal, state, and local taxes, assessments, deposits and contributions owed by Borrower, or Subsidiary, except as otherwise permitted pursuant to the terms of Section 5.8 of the Loan Agreement;
(e)    No Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Collateral Agent and the Lenders.
Attached are the required documents, if any, supporting our certification(s). The Officer, on behalf of Borrower, further certifies that the attached financial statements are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes and except, in the case of unaudited financial statements, for the absence of footnotes and subject to year‑end audit adjustments as to the interim financial statements.
Please indicate compliance status since the last Compliance Certificate by circling Yes, No, or N/A under “Complies” column.

	Reporting Covenant	Requirement	Actual	Complies
1)	Financial statements - balance sheet and income statement	Monthly within 30 days		Yes	No	N/A
2)	Financial statements - cash flow statement	Quarterly within 45 days		Yes	No	N/A
3)	Annual (CPA Audited) statements	Within 120 days after FYE		Yes	No	N/A
4)	Annual Financial Projections/Budget (prepared on a monthly basis)	Annually (within 45 days of FYE), and when revised		Yes	No	N/A
5)	8‑K, 10‑K and 10‑Q Filings	If applicable, within 5 days of filing		Yes	No	N/A
6)	Compliance Certificate	Monthly within 30 days		Yes	No	N/A
7)	IP Report	When required		Yes	No	N/A
8)	Total amount of Borrower’s cash and cash equivalents at the last day of the measurement period		$______	Yes	No	N/A
9)	Total amount of Borrower’s Subsidiaries’ cash and cash equivalents at the last day of the measurement period		$______	Yes	No	N/A
10)	Updated Exhibit A to Landlord Waiver	Quarterly within 30 days, and in any month in which new Collateral in excess of $100,000 was delivered to 10614 Science Center Dr., San Diego, California 92121		Yes	No	N/A
15)	Minimum Cash Balance		$________	Yes	No	N/A

Deposit and Securities Accounts
(Please list all accounts; attach separate sheet if additional space needed)

	Institution Name	Account Number	Account Balance as of the date hereof	New Account?		Account Control Agreement in place?
1)				Yes	No	Yes	No
2)				Yes	No	Yes	No
3)				Yes	No	Yes	No
4)				Yes	No	Yes	No

Other Matters

1)	Have there been any changes in management since the last Compliance Certificate?	Yes	No

2)	Have there been any transfers/sales/disposals/retirement of Collateral or IP prohibited by the Loan Agreement?	Yes	No

3)	Have there been any new or pending claims or causes of action against Borrower that involve more than Two Hundred Fifty Thousand Dollars ($250,000.00)?	Yes	No
4)
Have there been any amendments of or other changes to the Borrower’s Operating Documents or any of its Subsidiaries’ Operating Documents? If the Borrower is no longer subject to Securities Exchange Act of 1934, as amended, have there been any material changes to the capitalization of Borrower? If yes, please provide copies of any such amendments or changes to the Operating Documents and capitalization table, as applicable, with this Compliance Certificate.
		Yes	No

Exceptions

Please explain any exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions.” Attach separate sheet if additional space needed.)

REGULUS THERAPEUTICS INC.

By __________________
Name: _______________
Title: ________________

Date:

LENDER USE ONLY

Received by: _______________________	Date: ___________

Verified by: ________________________	Date: ___________

Compliance Status:YesNo